UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

SEADRILL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-39327	98-1834031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4425 Westway Park Blvd., Suite 170,

Houston, Texas, United States of America 77041

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 (713) 329-1150

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	SDRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2026, Seadrill Limited (the “Company”) entered into Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of June 16, 2026 (the “Amendment”), by and among Seadrill Finance Limited, as borrower, the Company, the lenders party thereto, the issuing banks party thereto, J.P. Morgan SE, as the predecessor or retiring administrative agent, JPMorgan Chase Bank, N.A., as the successor administrative agent, and GLAS Trust Company LLC, as common security agent. The Amendment provides that, upon the satisfaction or waiver of the conditions to effectiveness set forth therein, it will amend that certain Senior Secured Revolving Credit Agreement, dated as of July 11, 2023 (as amended, the “Credit Agreement”), relating to the Company’s revolving credit facility. The Amendment will, among other things, (i) increase the commitments for revolving borrowings from $225 million to $300 million, (ii) extend the stated maturity date from 2028 to 2031, (iii) remove certain immaterial subsidiaries and stacked vessels as guarantors and collateral, respectively, under the Credit Agreement, in accordance with the terms of the Amendment, (iv) modify the commitment fees payable under the Credit Agreement and (v) amend certain restrictive covenants to provide more operational and financial flexibility for the Company and its subsidiaries. The Amendment is expected to become effective on June 30, 2026, subject to the satisfaction or waiver of the conditions to effectiveness set forth therein.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of June 16, 2026, by and among Seadrill Finance Limited, as borrower, Seadrill Limited, the lenders party thereto, the issuing banks party thereto, J.P. Morgan SE, as the predecessor or retiring administrative agent, JPMorgan Chase Bank, N.A., as the successor administrative agent, and GLAS Trust Company LLC, as common security agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEADRILL LIMITED
Date: June 18, 2026

	By:	/s/ Grant Creed
	Name:	Grant Creed
	Title:	Chief Financial Officer